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                                                           EXHIBIT 4.(ii)(d)(13)





                          SUPPLEMENTAL INDENTURE NO. 1

                              Dated March 28, 1996

                                    between

                          GREAT INDEPENDENCE SHIP CO.
                                             Shipowner

                                      and

                              THE BANK OF NEW YORK
                                             Indenture Trustee
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                             SUPPLEMENTAL INDENTURE

                                     NO. 1

                               Special Provisions


                 SUPPLEMENTAL INDENTURE NO. 1 dated March 28, 1996 ("Supplemental Indenture No. 1") between (i) GREAT INDEPENDENCE SHIP CO., a Delaware corporation (the "Shipowner"), and (ii) THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee under the Trust Indenture mentioned below.

RECITALS:

                 A. The Shipowner and the Indenture Trustee have heretofore executed and delivered a Trust Indenture dated December 7, 1995, (the "Original Indenture" and, together with Supplemental Indenture No. 1, herein called the "Indenture") relating to the Original Obligations.

                 B. Section 10.01 of Exhibit 1 to the Indenture permits the Shipowner and the Indenture Trustee to enter into supplemental indentures to the Indenture to set forth the terms and provisions of any additional obligations of any series and Stated Maturity theretofore issued or of one or more additional series of Obligations in accordance with Section 2.04 of said
Exhibit 1.

                 C. Pursuant to this Supplemental Indenture No. 1, the Shipowner is authorizing the issuance under the Indenture of $6,903,000 principal amount of its obligations generally designated "United States Government Guaranteed Ship Financing Obligations, Independence Series B", (the "Additional Obligations") consisting of $3,363,000 principal amount of Floating Rate Notes due December 7, 2005 and $3,540,000 principal amount of 7.46% Sinking Fund Bonds due December 7, 2015, which are the Additional Obligations more fully described in and with the further series designation set forth in Article Second hereof.

                 D. Under Amendment No. 1 to Authorization Agreement, dated the date hereof, and pursuant to the Secretary's Determination, dated the date hereof, the Secretary, on behalf of





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the United States, has agreed to execute on each of the Additional Obligations authorized to be issued hereunder a Guarantee of the unpaid interest to the date of payment on, and the unpaid balance of the principal of, such Additional Obligations, and the Indenture Trustee is authorized to cause the Guarantees bearing the facsimile signature of the Maritime Administrator and the facsimile seal of the Department of Transportation to be imprinted on such Obligations and to authenticate and deliver such Obligations and the Guarantees.

                 E. Pursuant to Section 1104A(b)(5) of Title XI the Secretary has determined that the interest to be borne by the Additional Obligations authorized to be issued hereunder (exclusive of charges for the guarantee fee and service charges, if any) specified in Article Second hereof is reasonable.

                 NOW, THEREFORE, in consideration of the premises, of the covenants herein contained, of the purchase of the Obligations authorized to be issued hereunder by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all present and future Holders of the Obligations, the parties hereto agree as follows:


                                 ARTICLE FIRST

                       RELATION TO INDENTURE; DEFINITIONS

                 This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

                 For all purposes of this Supplemental Indenture No. 1:

                          (1) All references herein to Articles, Sections or other subdivisions, unless otherwise specified, refer to the corresponding Articles, Sections and other subdivisions of this Supplemental Indenture;

                          (2) The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture; and





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                          (3)     The capitalized terms used herein which are
                 defined in, or by reference in, Schedule A to the Indenture shall have the meanings specified in said Schedule A unless otherwise expressly defined herein.


                                 ARTICLE SECOND

                           THE ADDITIONAL OBLIGATIONS

                 (a) The Additional Obligations authorized to be issued hereunder shall be payable at the Corporate Trust Office of the Indenture Trustee, 101 Barclay Street, Floor 7 East, New York, New York 10286, telephone: (212) 815-5783, telecopy: (212) 815-5915, or at the office of any Paying Agent from time to time established for such purpose, and shall consist of:

                          (1)     $3,363,000 principal amount of Additional
2005 Notes, which shall be in the form of Exhibit A to this Supplemental Indenture No. 1; and

                          (2)     $3,540,000 principal amount of Additional
2015 Bonds, which shall be in the form of Exhibit B to this Supplemental Indenture No. 1.

                 The aggregate principal amount of Additional Obligations that may be issued under this Supplemental Indenture No. 1 shall not exceed $6,903,000 except as provided in Sections 2.09, 2.10, 2.12 and 3.10(b) of
Exhibit 1 to the Indenture.

                 (b) The Additional Obligations issued hereunder shall be in the denominations of $1,000 or any integral multiple thereof.

                 (c) All actions necessary have been taken in order (1) to make the Additional Obligations authorized to be issued hereunder when executed by the Shipowner, authenticated by the Indenture Trustee and issued under the Indenture, the valid, binding and legal obligations of the Shipowner, (2) to make the Guarantees to be endorsed thereon when endorsed by the Secretary, authenticated by the Indenture Trustee and delivered under the Indenture, the valid, binding and legal obligations of the United States and (3) to make this Supplemental Indenture No. 1 the valid, binding and legal agreement of the parties hereto.





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                                 ARTICLE THIRD

                      ADDITIONS, DELETIONS AND AMENDMENTS
                             TO ORIGINAL INDENTURE

                 (a) Article Third of the Special Provisions of the Original Indenture is hereby amended by inserting the words "and Additional 2005 Notes" after the words "2005 Notes" wherever the same shall appear.

                 (b) Article Fourth of the Special Provisions of the Original Indenture is hereby amended by:

                      (1) deleting the word "and" before "(B)" and substituting therefor ";" in the first paragraph of subsection (a) and adding immediately preceding the words ", plus, in each case, interest accrued thereon to the Redemption Date" at the end thereof the following:

                      ";(C) for the Additional 2005 Notes, on June 7 and December 7 of each year, commencing December 7, 1996, of $177,000 principal amount of Additional 2005 Notes (or such lesser principal amount of Additional 2005 Notes as shall then be Outstanding) and (D) for the Additional 2015 Bonds, on June 7 and December 7 of each year, commencing on June 7, 2006, of $177,000 principal amount of Additional 2015 Bonds (or such lesser principal amount of Additional 2015 Bonds as shall then be Outstanding)";

                      (2) adding the words "or Additional 2005 Notes" after the words "2005 Notes" in subsection (c)(ii); and

                      (3) adding the words "or Additional 2015 Bonds" after the words "2015 Bonds", wherever the same shall appear, in subsection (d).

                 (c) The following definitions of "Additional Obligation", "Additional 2005 Note", "Additional 2015 Bond",





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"Secretary's Determination" and "Supplemental Indenture No. 1" are hereby added to Schedule A:

                 "`Additional Obligation' means each, and `Additional Obligations' means every, United States Government Guaranteed Ship Financing Obligation, Independence Series B, of the Shipowner permitted to be issued pursuant to Supplemental Indenture No. 1.

                 `Additional 2005 Note' means each, and `Additional 2005 Notes' means every, note designated as the variable rate note in Article Second (a)(1) of the Special Provisions of Supplemental Indenture No. 1.

                 `Additional 2015 Bond' means each, and `Additional 2015 Bonds' means every, bond designated as sinking fund bond in Article Second (a)(2) of the Special Provisions of Supplemental Indenture No. 1.

                 `Secretary's Determination' means the Secretary's Determination issued by the Secretary authorizing the Indenture Trustee to authenticate the Additional Obligations and Guarantees.

                 `Supplemental Indenture No. 1' means that Supplemental Indenture No. 1 dated as of March 28, 1996, between the Shipowner and the Secretary."

                 (d) The definitions of "Obligation" and "Purchase Agreement" in Schedule A are hereby amended to read as follows:

                 "`Obligation' means each, and `Obligations' means every, Original Obligation and Additional Obligation of the Shipowner bearing a Guarantee and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.

                 `Purchase Agreement' means collectively, those certain agreements for the purchase of Obligations to be executed by the Shipowner and the purchaser named therein, as originally executed or as modified or supplemented in accordance with the provisions thereof."

                                 ARTICLE FOURTH





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                                 MISCELLANEOUS

                 (a) Except as specifically amended by this Supplemental Indenture No. 1, the Indenture shall remain in full force and effect.

                 (b) The headings in this Supplemental Indenture No. 1 are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                 (c) This Supplemental Indenture No. 1 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (d) Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary and the originals held by the parties hereto, the provisions of the original held by the Secretary shall prevail.





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                 IN WITNESS WHEREOF, this Supplemental Indenture No. 1 has been executed by the parties hereto on the day and year first above written.

                                             GREAT INDEPENDENCE SHIP CO.



                                             By /s/ Jordan B. Allen
                                                ____________________________
                                                Name: Jordan B. Allen
                                                Title: Vice President

Attest:


/s/ Kevin P. Callahan
______________________




                                             THE BANK OF NEW YORK



                                             By /s/ Mary LaGumina
                                                ____________________________
                                                Name:   Mary LaGumina
                                                Title:  Assistant Vice President

[SEAL]

Attest:


/s/ Paul J. Schmalzel
______________________
Paul J. Schmalzel





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